Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-273444) of Surf Air Mobility Inc. of our report dated March 29, 2024 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
March 29, 2024